Exhibit 99.1
NEWS RELEASE

CONTACT:
Gary S. Maier
Vice President, Corporate Communications & IR
(310) 972-5124

MOTORCAR PARTS OF AMERICA REPORTS YEAR-END RESULTS

- Record Sales for the Fiscal Year; Operating Income Up Sharply;
Solid Outlook with Strong Cash Flow

LOS ANGELES, CA – June 11, 2024 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported results for its fiscal 2024 fourth quarter and year ended March 31, 2024 – reflecting year-over-year increases in sales, operating income and cash flow from operating activities, despite industry softness in the fourth quarter.

Key highlights for the fiscal year.

•	Net sales increased 5.1 percent to $717.7 million.
•	Gross profit increased 16.3 percent to $132.6 million.
•	Gross margin increased 1.8 percentage points to 18.5 percent.
•	Operating income increased 26.5 percent to $46.1 million.
•	The company generated cash from operations of approximately $39.2 million.

Fiscal 2024 Fourth Quarter Results

Net sales for the fiscal 2024 fourth quarter were $189.5 million compared with $194.7 million in the prior year, impacted by industry softness.  Sales in April and May 2024 indicate a strong start to the new fiscal year.

Gross profit for the fiscal 2024 fourth quarter was $34.8 million compared with $36.2 million a year earlier. Gross margin for the fiscal 2024 fourth quarter was 18.4 percent compared with 18.6 percent a year earlier. Gross margin for the fiscal 2024 fourth quarter was impacted by $3.7 million, or 2.0 percent, of non-cash items, and approximately $700,000, or 0.4 percent, of non-recurring cash items, as detailed in Exhibit 3.

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Motorcar Parts of America, Inc.
2-2-2
Operating income for the fiscal 2024 fourth quarter was $12.2 million compared with $23.7 million in the prior year, impacted by $5.6 million of less favorable foreign exchange rate related gains associated with lease liabilities and forward contracts compared with the prior year and a $5.1 million employee retention credit benefit in the prior year.

Interest expense for the fiscal fourth quarter increased by $2.8 million, or $0.09 per diluted share, to $14.6 million from $11.9 million a year ago, primarily due to higher market interest rates and increased collection of receivables utilizing accounts receivable discount programs on higher sales, partially offset by lower average outstanding balances under the company’s credit facility.

Net income for the fiscal 2024 fourth quarter was $1.3 million compared with $1.5 million for the prior year.  Net income for the fiscal 2024 fourth quarter was impacted by approximately $800,000, or $0.04 per diluted share, of non-cash items, and $1.2 million, or $0.05 per diluted share, of cash items, as detailed in Exhibit 1.

“Our fiscal 2024 results indicate continued progress in growing sales, increasing gross margins and gross profit and generating positive cash flow, which we expect to continue in the new fiscal year.  Our brake-related product categories continue to gain momentum, which will result in gross margin accretion. We remain focused on executing our strategic plans, supported by positive cash flow and neutralizing working capital,” said Selwyn Joffe, chairman, president, and chief executive officer.

Twelve-Month Results

Net sales for fiscal 2024 increased 5.1 percent to a record $717.7 million from $683.1 million, despite the industry softness in the fourth quarter as noted above.

Gross profit for fiscal 2024 increased 16.3 percent to $132.6 million from $114.0 million a year earlier. Gross margin for fiscal 2024 increased to 18.5 percent from 16.7 percent a year earlier. Gross margin for fiscal 2024 was impacted by $16.3 million, or 2.3 percent, of non-cash items, and $7.5 million, or 1.0 percent, of non-recurring cash items, as detailed in Exhibit 4.

Operating income for fiscal 2024 increased 26.5 percent to $46.1 million from $36.4 million in the prior year.

Interest expense for fiscal 2024 increased by $20.5 million, or $0.78 per share, to $60.0 million from $39.6 million a year ago, primarily due to higher market interest rates and increased collection of receivables utilizing accounts receivable discount programs on higher sales, partially offset by lower average outstanding balances under the company’s credit facility.

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Motorcar Parts of America, Inc.
3-3-3
Due primarily to $50.3 million, or $2.56 per share, of non-cash items, including a $38.0 million U.S. federal and state deferred tax asset valuation allowance under U.S. GAAP, or $1.94 per share, net loss for fiscal 2024 was $49.2 million, or $2.51 per share, compared with a net loss of $4.2 million, or $0.22 per share, a year ago.  The valuation allowance does not impact any operating metrics. The non-cash items discussed above, and cash items of $7.0 million, or $0.36 per share, are detailed in Exhibit 2.

The company generated approximately $39.2 million of cash from operating activities during fiscal 2024 and reduced net bank debt by $32.5 million to $114.0 million from $146.5 million, notwithstanding $9.3 million cash used in operating activities during the fourth quarter due to seasonality of the company’s business.

Further Considerations

•	Sales volume improving:
o	Ordering activity has gained momentum.
o	Industry fundamentals are improving and will drive product demand.
•	Margin improvement:
o	Enhanced by multiple rounds of price increases.
o	Improving overhead absorption as brake-related business gains further momentum.
o	Improving operational efficiencies through volume increases.
•	Strong cash flow outlook.

Fiscal 2025 Guidance

Motorcar Parts of America expects net sales for its fiscal year ending March 31, 2025 to be between $746 million to $766 million, representing between 3.9 percent and 6.7 percent year-over-year growth. Operating income is expected to be between $62 million and $67 million, before the non-cash foreign exchange impact of lease liabilities and forward contracts and the non-cash impact of revaluation of cores on customers’ shelves. The company estimates other non-cash items will be approximately $17 million, including core and finished goods premium amortization and share-based compensation. The company estimates depreciation and amortization will be approximately $11 million.

Use of Non-GAAP Measure

This press release includes the following non-GAAP measure – EBITDA, which is not a measure of financial performance under GAAP and should not be considered as an alternative to net income as a measure of financial performance. The company believes this non-GAAP measure, when considered together with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to the company’s results of operations. However, this non-GAAP measure has significant limitations in that it does not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies. Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP. For a definition and reconciliation of EBITDA to net income, its corresponding GAAP measure, see the financial tables included in this press release. Also, refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding this measure.

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Motorcar Parts of America, Inc.
4-4-4
Earnings Conference Call and Webcast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations. The call will be open to all interested investors either through a live audio webcast at www.motorcarparts.com or live by calling (888) 440-5584 (domestic) or (646) 960-0457 (international). For those who are not available to listen to the live broadcast, the call will be archived on Motorcar Parts of America’s website www.motorcarparts.com. A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time on June 11, 2024 through 8:59 p.m. Pacific time on June 18, 2024 by calling (800) 770-2030 (domestic) or (609) 800-9909 (toll) and using access code: 1545314.

About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer, and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearings and hub assemblies, brake calipers, brake pads, brake rotors, brake master cylinders, brake power boosters, turbochargers, and diagnostic testing equipment utilized in imported and domestic passenger vehicles, light trucks, and heavy-duty applications. Its products are sold to automotive retail outlets and the professional repair market throughout the United States, Canada, and Mexico, with facilities located in California, New York, Mexico, Malaysia, China and India, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia, and Canada. In addition, the company’s electrical vehicle subsidiary designs and manufactures testing solutions for performance, endurance, and production of multiple components in the electric power train – providing simulation, emulation, and production applications for the electrification of both automotive and aerospace industries, including electric vehicle charging systems. Additional information is available at www.motorcarparts.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors. Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2023 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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(Financial tables follow)
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MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	Three Months Ended March 31,		Year Ended March 31,
	2024	2023	2024	2023
	(Unaudited)

Net sales	$189,478,000	$194,727,000	$717,684,000	$683,074,000
Cost of goods sold	154,685,000	158,576,000	585,133,000	569,112,000
Gross profit	34,793,000	36,151,000	132,551,000	113,962,000
Operating expenses:
General and administrative	15,644,000	12,677,000	57,769,000	54,756,000
Sales and marketing	5,443,000	4,487,000	22,481,000	21,729,000
Research and development	2,643,000	1,992,000	9,995,000	10,322,000
Foreign exchange impact of lease liabilities and forward contracts	(1,155,000)	(6,738,000)	(3,814,000)	(9,291,000)
Total operating expenses	22,575,000	12,418,000	86,431,000	77,516,000
Operating income	12,218,000	23,733,000	46,120,000	36,446,000
Other expenses:
Interest expense, net	14,640,000	11,880,000	60,040,000	39,555,000
Change in fair value of compound net derivative liability	(2,710,000)	-	(1,020,000)	-
Loss on extinguishment of debt	-	-	168,000	-
Total other expenses	11,930,000	11,880,000	59,188,000	39,555,000
Income (loss) before income tax (benefit) expense	288,000	11,853,000	(13,068,000)	(3,109,000)
Income tax (benefit) expense	(1,050,000)	10,394,000	36,176,000	1,098,000

Net income (loss)	$1,338,000	$1,459,000	$(49,244,000)	$(4,207,000)

Basic net income (loss) per share	$0.07	$0.07	$(2.51)	$(0.22)

Diluted net income (loss) per share	$(0.03)	$0.07	$(2.51)	$(0.22)

Weighted average number of shares outstanding:

Basic	19,662,380	19,492,962	19,601,204	19,340,246

Diluted	22,085,292	19,603,394	19,601,204	19,340,246

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	March 31, 2024	March 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$13,974,000	$11,596,000
Short-term investments	1,837,000	2,011,000
Accounts receivable — net	96,296,000	119,868,000
Inventory — net	377,040,000	339,675,000
Inventory unreturned	20,288,000	16,579,000
Contract assets	27,139,000	25,443,000
Income tax receivable	5,683,000	2,156,000
Prepaid expenses and other current assets	18,202,000	20,150,000
Total current assets	560,459,000	537,478,000
Plant and equipment — net	38,338,000	46,052,000
Operating lease assets	83,973,000	87,619,000
Deferred income taxes	2,976,000	32,625,000
Long-term contract assets	320,282,000	318,381,000
Goodwill	3,205,000	3,205,000
Intangible assets — net	1,069,000	2,143,000
Other assets	1,700,000	1,062,000
TOTAL ASSETS	$1,012,002,000	$1,028,565,000
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$154,977,000	$119,437,000
Accrued liabilities	30,205,000	22,329,000
Customer finished goods returns accrual	38,312,000	37,984,000
Contract liabilities	37,591,000	40,340,000
Revolving loan	128,000,000	145,200,000
Other current liabilities	7,021,000	4,871,000
Operating lease liabilities	8,319,000	8,767,000
Current portion of term loan	-	3,664,000
Total current liabilities	404,425,000	382,592,000
Term loan, less current portion	-	9,279,000
Convertible notes, related party	30,776,000	30,994,000
Contract liabilities, less current portion	212,068,000	193,606,000
Deferred income taxes	511,000	718,000
Operating lease liabilities, less current portion	72,240,000	79,318,000
Other liabilities	6,872,000	11,583,000
Total liabilities	726,892,000	708,090,000
Commitments and contingencies
Shareholders' equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized; 19,662,380 and 19,494,615 shares issued and outstanding at March 31, 2024 and 2023, respectively	197,000	195,000
Additional paid-in capital	236,255,000	231,836,000
Retained earnings	39,503,000	88,747,000
Accumulated other comprehensive income (loss)	9,155,000	(303,000)
Total shareholders' equity	285,110,000	320,475,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,012,002,000	$1,028,565,000

Additional Information and Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the company has included the following additional information and non-GAAP financial measures for the three and twelve months ended March 31, 2024 and 2023. Among other things, the company uses such additional information and non-GAAP adjusted financial measures in addition to and together with corresponding GAAP measures to help analyze the performance of its business.

The company believes this information helps provide a more complete understanding of the company's results of operations and the factors and trends affecting the company's business. However, this information should be considered as a supplement to, and not as a substitute for, or superior to, information contained in the company’s financial statements prepared in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies.

The company defines EBITDA as earnings before interest, taxes, depreciation, and amortization. A reconciliation of EBITDA to net income is provided below along with information regarding such items.

Items Impacting Net Income for the Three Months Ended March 31, 2024 and 2023          Exhibit 1

	Three Months Ended March 31,
	2024		2023
	$	Per Share	$	Per Share
GAAP net income	$1,338,000	$(0.03)	$1,459,000	$0.07

Non-cash items impacting net income
Core and finished goods premium amortization	$2,761,000	$0.13	$2,608,000	$0.13
Revaluation - cores on customers' shelves	973,000	0.04	1,032,000	0.05
Share-based compensation expenses	432,000	0.02	1,164,000	0.06
Foreign exchange impact of lease liabilities and forward contracts	(1,155,000)	(0.05)	(6,738,000)	(0.34)
Change in fair value of compound net derivative liability	(2,710,000)	(0.12)	-	-
Tax effect (a)	(75,000)	(0.00)	484,000	0.02
Tax valuation allowance	548,000	0.02	-	-
Total non-cash items impacting net income	$774,000	$0.04	$(1,450,000)	$(0.07)

Cash items impacting net income
Supply chain disruptions and related costs (b)	$734,000	$0.03	$2,951,000	$0.15
New product line start-up costs and transition expenses, and severance (c)	840,000	0.04	923,000	0.05
Employee retention credit (d)	-	-	(5,104,000)	(0.26)
Tax effect (a)	(394,000)	(0.02)	308,000	0.02
Total cash items impacting net income	$1,180,000	$0.05	$(922,000)	$(0.05)

(a) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period's actual income tax rate.
(b) For the three-months ended March 31, 2024, consists of $734,000 impacting gross profit.
For the three-months ended March 31, 2023, consists of $2,913,000 impacting gross profit and $38,000 included in operating expenses.
(c) For the three-months ended March 31, 2024, consists of $840,000 included in operating expenses.
For the three-months ended March 31, 2023, consists of $923,000 included in operating expenses.
(d) For the three-months ended March 31, 2023, consists of ($2,034,000) impacting gross profit and ($3,070,000) included in operating expenses.

Items Impacting Net Income for the Twelve Months Ended March 31, 2024 and 2023          Exhibit 2

	Twelve Months Ended March 31,
	2024		2023
	$	Per Share	$	Per Share
GAAP net loss	$(49,244,000)	$(2.51)	$(4,207,000)	$(0.22)

Non-cash items impacting net loss
Core and finished goods premium amortization	$10,963,000	$0.56	$11,791,000	$0.61
Revaluation - cores on customers' shelves	5,353,000	0.27	3,736,000	0.19
Share-based compensation expenses	4,700,000	0.24	4,685,000	0.24
Foreign exchange impact of lease liabilities and forward contracts	(3,814,000)	(0.19)	(9,291,000)	(0.48)
Change in fair value of compound net derivative liability and loss on extinguishment of debt	(852,000)	(0.04)	-	-
Tax effect (a)	(4,088,000)	(0.21)	(2,730,000)	(0.14)
Tax valuation allowance	38,009,000	1.94	-	-
Total non-cash items impacting net loss	$50,271,000	$2.56	$8,191,000	$0.42

Cash items impacting net loss
Supply chain disruptions and related costs (b)	$7,472,000	$0.38	$12,914,000	$0.67
New product line start-up costs and transition expenses, and severance (c)	1,820,000	0.09	3,565,000	0.18
Employee retention credit (d)	-	-	(5,104,000)	(0.26)
Tax effect (a)	(2,323,000)	(0.12)	(2,844,000)	(0.15)
Total cash items impacting net loss	$6,969,000	$0.36	$8,531,000	$0.44

(a) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period's actual income tax rate.
(b) For the twelve-months ended March 31, 2024, consists of $7,472,000 impacting gross profit.
For the twelve-months ended March 31, 2023, consists of $11,485,000 impacting gross profit and $1,429,000 included in operating expenses.
(c) For the twelve-months ended March 31, 2024, consists of $1,820,000 included in operating expenses.
For the twelve-months ended March 31, 2023, consists of $3,565,000 included in operating expenses.
(d) For the twelve-months ended March 31, 2023, consists of ($2,034,000) impacting gross profit and ($3,070,000) included in operating expenses.

Items Impacting Gross Profit for the Three Months Ended March 31, 2024 and 2023          Exhibit 3

	Three Months Ended March 31,
	2024		2023
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$34,793,000	18.4%	$36,151,000	18.6%

Non-cash items impacting gross profit
Core and finished goods premium amortization	$2,761,000	1.5%	$2,608,000	1.3%
Revaluation - cores on customers' shelves	973,000	0.5%	1,032,000	0.5%
Total non-cash items impacting gross profit	$3,734,000	2.0%	$3,640,000	1.9%

Cash items impacting gross profit
Supply chain disruptions and related costs	$734,000	0.4%	$2,913,000	1.5%
Employee retention credit	-	-	(2,034,000)	-1.0%
Total cash items impacting gross profit	$734,000	0.4%	$879,000	0.5%

Items Impacting Gross Profit for the Twelve Months Ended March 31, 2024 and 2023          Exhibit 4

	Twelve Months Ended March 31,
	2024		2023
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$132,551,000	18.5%	$113,962,000	16.7%

Non-cash items impacting gross profit
Core and finished goods premium amortization	$10,963,000	1.5%	$11,791,000	1.7%
Revaluation - cores on customers' shelves	5,353,000	0.7%	3,736,000	0.5%
Total non-cash items impacting gross profit	$16,316,000	2.3%	$15,527,000	2.3%

Cash items impacting gross profit
Supply chain disruptions and related costs	$7,472,000	1.0%	$11,485,000	1.7%
Employee retention credit	-	-	(2,034,000)	-0.3%
Total cash items impacting gross profit	$7,472,000	1.0%	$9,451,000	1.4%

Items Impacting EBITDA for the Three and Twelve Months Ended March 31, 2024 and 2023          Exhibit 5

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2024	2023	2024	2023
GAAP net income (loss)	$1,338,000	$1,459,000	$(49,244,000)	$(4,207,000)
Interest expense, net	14,640,000	11,880,000	60,040,000	39,555,000
Income tax expense (benefit)	(1,050,000)	10,394,000	36,176,000	1,098,000
Depreciation and amortization	2,775,000	3,122,000	11,619,000	12,444,000
EBITDA	$17,703,000	$26,855,000	$58,591,000	$48,890,000

Non-cash items impacting EBITDA
Core and finished goods premium amortization	$2,761,000	$2,608,000	$10,963,000	$11,791,000
Revaluation - cores on customers' shelves	973,000	1,032,000	5,353,000	3,736,000
Share-based compensation expenses	432,000	1,164,000	4,700,000	4,685,000
Foreign exchange impact of lease liabilities and forward contracts	(1,155,000)	(6,738,000)	(3,814,000)	(9,291,000)
Change in fair value of compound net derivative liability and loss on extinguishment of debt	(2,710,000)	-	(852,000)	-
Total non-cash items impacting EBITDA	$301,000	$(1,934,000)	$16,350,000	$10,921,000

Cash items impacting EBITDA
Supply chain disruptions and related costs	$734,000	$2,951,000	$7,472,000	$12,914,000
New product line start-up costs and transition expenses, and severance	840,000	923,000	1,820,000	3,565,000
Employee retention credit	-	(5,104,000)	-	(5,104,000)
Total cash items impacting EBITDA	$1,574,000	$(1,230,000)	$9,292,000	$11,375,000